EXHIBIT 10.20
Baxter International Inc.
Employee Stock Purchase Plan
For United States Employees
(As Amended and Restated Effective January 1, 2008)

EMPLOYEE STOCK PURCHASE PLAN FOR UNITED STATES EMPLOYEES

i

ii

Baxter International Inc.
Employee Stock Purchase Plan
For United States Employees
(As Amended and Restated Effective January 1, 2008)
ARTICLE I — PURPOSE
1.01. Purpose
The Baxter International Inc. Employee Stock Purchase Plan for United States Employees is intended to provide a method whereby employees of Baxter International Inc. and its participating subsidiary corporations (hereinafter referred to, unless the context otherwise requires, as the “Company”) will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company (“Stock”). It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Code Section 423. This document constitutes an amendment and restatement of the Baxter International Inc. Employee Stock Purchase Plan For United States Employees as of the Effective Date set forth in Section 10.05.

ARTICLE II — DEFINITIONS
2.01. Base Pay
“Base Pay” shall mean regular straight-time earnings plus commissions and payments in lieu of regular earnings (such as vacation, sick pay and holiday pay). In the case of a part-time hourly employee, such employee’s base pay during an Offering shall be determined by multiplying such employee’s hourly rate of pay by the number of regularly scheduled hours of work for such employee during such Offering.
2.02. Committee
“Committee” shall mean the individuals appointed by the Company to administer the Plan as described in Article IX.
2.03. Eligible Employee
“Eligible Employee” means any regular employee of the Company who is paid from the United States payroll.
2.04. Enrollment Period
“Enrollment Period” shall mean with respect to any Offering, the period designated by the Committee prior to such Offering during which Eligible Employees may authorize payroll deductions through a Subscription. Unless the Committee determines otherwise, the Enrollment Period with respect to any Offering shall end on the fifteenth day of the month immediately preceding the Offering Commencement Date or, if such day is not a business day, the immediately preceding business day, and any Subscription received after such date shall be deemed to be an enrollment in the next following Offering.
2.05. Offering Commencement Date
“Offering Commencement Date” shall mean January 1, 2008 and, unless determined otherwise by the Committee, the first day of each calendar quarter thereafter.
2.06. Offering
“Offering” shall mean the quarterly offering of the Company’s Stock.
2.07. Offering End Date
“Offering End Date” shall mean, with respect to each Offering, the day preceding the end of the second anniversary following the Offering Commencement Date for such Offering.

2.08. Participant
“Participant” shall mean an Eligible Employee who has elected to participate in an Offering by entering a Subscription during the Enrollment Period for such Offering.
2.09. Plan
“Plan” shall mean the Baxter International Inc. Employee Stock Purchase Plan for United States Employees, as amended from time to time.
2.10. Purchase Date
“Purchase Date” shall mean with respect to any Offering, the last day of each calendar month during the period beginning with the Offering Commencement Date for such Offering and ending with the Offering End Date; provided, however, if any such day is not a business day on which trading occurs, the Purchase Date shall be the nearest prior business date on which shares of Stock are traded.
2.11. Subscription
“Subscription” shall mean an Eligible Employee’s authorization for payroll deductions made in the form and manner specified by the Committee (which may include enrollment by submitting forms, by voice response, internet access or other electronic means). Unless withdrawn earlier in accordance with Section 6.02, each Subscription shall be in effect for 3 months. No more than one Subscription may be in effect for an Eligible Employee during any calendar quarter.
2.12. Subsidiary Corporation
“Subsidiary Corporation” shall mean any present or future corporation that would be a “subsidiary corporation” of the Company as that term is defined in Section 424 of the Code.

ARTICLE III — ELIGIBILITY AND PARTICIPATION
3.01. Initial Eligibility
Any individual who is an Eligible Employee on an Offering Commencement Date shall be eligible to participate in the Offering commencing on such date, subject to the terms and conditions of the Plan.
3.02. Leave of Absence
For purposes of participation in the Plan, a Participant on a leave of absence shall be deemed to be an employee for a period of up to 90 days or, if longer, during the period the Participant’s right to reemployment is guaranteed by statute or contract. If the leave of absence is paid, deductions authorized under any Subscription in effect at the time the leave began will continue. If the leave of absence is unpaid, no deductions or contributions will be permitted during the leave. If such a Participant returns to active status within 90 days or the guaranteed reemployment period, as applicable, payroll deductions under the Subscription in effect at the time the leave began will automatically begin again upon the Participant’s return to active status. If the Participant does not return to active status within 90 days or the guaranteed reemployment period, as applicable, the Participant shall be treated as having terminated employment for all purposes of the Plan. If such individual later returns to active employment as an Eligible Employee, such individual will be treated as a new employee and will be eligible to participate in Offerings commencing after his or her reemployment date by filing a Subscription during the applicable Enrollment Period for such Offering.
3.03. Restrictions on Participation
Notwithstanding any provisions of the Plan to the contrary, no Eligible Employee shall be granted an option to participate in the Plan:
(a)	if, immediately after the grant, such employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee); or

(b)	which permits the employee’s rights to purchase stock under all employee stock purchase plans of the Company to accrue at a rate that exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.
3.04. Commencement of Participation
An Eligible Employee may become a Participant in any Offering by entering a Subscription during the Enrollment Period for such Offering. Payroll deductions for such Offering shall commence on the applicable Offering Commencement Date and shall end on the applicable

Offering End Date unless withdrawn by the Participant or sooner terminated in accordance with Article VII. Only one Subscription may be in effect with respect to any Participant at any one time.
Notwithstanding the above, any Offering outstanding as of December 31, 2007 for an Eligible Employee will automatically be withdrawn and such Eligible Employees will automatically be enrolled in the offering commencing on January 1, 2008.
3.05. Participation After Rehire
An Eligible Employee’s Subscription will automatically terminate on his or her termination of employment with the Company. If the Eligible Employee terminates employment with a Subscription in effect with respect to an Offering and is rehired prior to the Offering End Date for that Offering, the Subscription will not be reinstated and the Eligible Employee will not be allowed to again make payroll deductions under such Offering. The Eligible Employee may elect to participate in Offerings commencing after his or her reemployment date by entering a Subscription during the applicable Enrollment Period for such Offering.
3.06. International Employees/International Transfers
Individuals who transfer to the United States, become Eligible Employees and are placed on a U.S. payroll may not participate in Offerings that had an Offering Commencement Date prior to such transfer, regardless of whether such individual was participating in an offering under a stock purchase plan for international employees prior to the transfer. Such Eligible Employee may participate in Offerings commencing after such transfer, by entering a Subscription during the applicable Enrollment Period for such Offering.
A Participant who transfers outside of the United States and is no longer paid on a U.S. payroll or an Eligible Employee will be treated as a terminated Participant under this Plan. For purposes of the Plan, Puerto Rico is not considered U.S. payroll.

ARTICLE IV — OFFERINGS
4.01. Quarterly Offerings
The Plan will be implemented by Offerings beginning on January 1, 2008 and, unless determined otherwise by the Committee, on the first day of each calendar quarter thereafter. Eligible Employees may not have in effect more than one Subscription at a time.
Participants may subscribe to any Offering by entering a Subscription during the Enrollment Period for such Offering in such manner as the Committee may prescribe (which may include enrollment by submitting forms, by voice response, internet access or other electronic means).
A Subscription that is in effect on an Offering End Date will automatically be deemed to be a Subscription for the Offering that commences immediately following such Offering End Date, provided that the Participant is still an Eligible Employee and has not withdrawn the Subscription. If a Participant purchases shares that cause the Participant to reach the limitation set forth in Section 3.03(b), the Participant’s Subscription will automatically be deemed to be a Subscription for the Offering that commences at the beginning of the next calendar year, provided that the Participant is still an Eligible Employee and has not withdrawn the Subscription. Under the foregoing automatic enrollment provisions, payroll deductions will continue at the level in effect immediately prior to the new Offering Commencement Date, unless changed in advance by the Participant in accordance with Section 5.03.
4.02. Purchase Price
The purchase price per share of Stock under each Offering shall be 85% of the closing price of the Stock on the Purchase Date. If the Stock of the Company is not admitted to trading on any of the aforesaid dates for which closing prices of the stock are to be determined, then reference shall be made to the next preceding date on which Stock was so admitted.
Such purchase price may only be paid with accumulated payroll deductions in accordance with Article V.

ARTICLE V — PAYROLL DEDUCTIONS
5.01. Amount of Deduction
An Eligible Employee’s Subscription shall authorize payroll deductions at a rate, in whole percentages, of no less than 1% and no more than 15% of Base Pay on each payday that the Subscription is in effect.
5.02. Participant’s Account
All payroll deductions made with respect to a Participant shall be credited to his or her account under the Plan. A Participant may not make any separate cash payment into such account. No interest will accrue or be paid on any amount withheld from a Participant’s pay under the Plan or credited to the Participant’s account. Except as otherwise provided in this Section 5.02 or Section 6.01, all amounts in a Participant’s account will be used to purchase Stock and no cash refunds shall be made from such account. Any amounts remaining in a Participant’s account with respect to an Offering due to the limitations of Section 3.03 shall be returned to the Participant without interest and will not be used to purchase shares with respect to any other Offering under the Plan.
5.03. Changes in Payroll Deductions
During an Offering period, a Participant may change his or her level of payroll deduction with respect to such Offering within the limits described in Section 5.01 in accordance with procedures established by the Committee (including, without limitation, rules relating to the frequency of such changes); provided, however, if the Participant reduces his or her payroll deductions to zero, it shall be deemed to be a withdrawal of the Subscription and the Participant may not thereafter participate in such Offering but must wait until the next quarterly Offering to resubscribe to the Plan. Any increases or decreases in the level of payroll deductions shall be effective as soon as administratively practicable.

ARTICLE VI — EXERCISE OF OPTION
6.01. Automatic Exercise
A Participant’s option for the purchase of Stock with respect to any Offering will be automatically exercised on each Purchase Date for the Offering. The option will be exercised by using the accumulated payroll deductions in the Participant’s account as of each such Purchase Date to purchase the number of full and partial shares of Stock that may be purchased at the purchase price on such date, determined in accordance with Section 4.02 (but not in excess of the annual limitation set forth in Section 3.03(b)).
6.02. Withdrawal From Offering
A Participant may not withdraw the accumulated payroll deductions in his or her account during an Offering period. If the Participant withdraws his or her Subscription with respect to any Offering, the accumulated payroll deductions in the Participant’s account at the time the Subscription is withdrawn will be used to purchase shares of Stock at the next Purchase Date for the Offering to which the Subscription related, in accordance with Section 6.01.
6.03. Delivery of Stock
Stock purchases under the Plan will be held in an account in the Participant’s name in uncertificated form.

ARTICLE VII — WITHDRAWAL
7.01. Effect on Subsequent Participation
A Participant’s election to withdraw from any Offering will not have any effect upon the Participant’s eligibility to participate in any succeeding Offering or in any similar plan that may hereafter be adopted by the Company.
7.02. Termination of Employment
Upon termination of the Participant’s employment with the Company for any reason, any Subscription then in effect will be deemed to have been withdrawn and any payroll deductions credited to the Participant’s account will be used to purchase Stock on the next Purchase Date for the Offering with respect to which such deductions relate.

ARTICLE VIII — STOCK
8.01. Maximum Shares
The maximum number of shares that may be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 10.04, shall be 40,000,000 shares. If the total number of shares for which options are exercised on any Purchase Date in accordance with Article IV exceeds the maximum number of shares for the applicable Offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each Participant under the Plan shall be returned to him as promptly as possible.
8.02. Participant’s Interest in Option Stock
The Participant will have no interest in Stock covered by an option under the Plan until such option has been exercised.
8.03. Registration of Stock
Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant so directs in accordance with procedures established by the Committee, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law. If the Participant was a participant in the Plan prior to the Effective Date and directed that shares purchased under the Plan be registered in joint tenancy, Stock delivered under the Plan after the Effective Date will automatically be registered in joint tenancy unless such direction is changed by the Participant in accordance with procedures established by the Committee.
8.04. Dividends
Dividends on Stock purchased under the Plan that is held in a Participant’s account shall be credited to the Participant’s account and reinvested in Stock. Unless the Participant has requested otherwise, dividend reinvestment will occur regardless of whether the Participant is currently participating in an Offering. At the Participant’s request, dividends will be paid directly to the Participant in cash. If the Participant was a participant in the Plan prior to the Effective Date and elected that dividends be paid in cash, such election will remain in effect after the Effective Date unless changed by the Participant in accordance with procedures established by the Committee.

ARTICLE IX — ADMINISTRATION
9.01. Appointment of Committee
The Board of Directors of Baxter International Inc. (the “Board”) shall appoint a Committee to administer the Plan. No member of the Committee who is not an Eligible Employee shall be eligible to purchase Stock under the Plan.
9.02. Authority of Committee
Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee’s determination on the foregoing matters shall be conclusive. The Committee shall also have the authority to determine whether the employees of divisions or subsidiaries of the Company organized or acquired after the Effective Date shall be eligible for participation in the Plan.
9.03. Rules Governing the Administration of the Committee
The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.
9.04. Statements
Each Participant shall receive a statement of his account showing the number of shares of Stock held and the amount of cash credited to such account. Such statements will be provided as soon as administratively feasible following the end of each calendar quarter.

ARTICLE X — MISCELLANEOUS
10.01. Transferability
Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect. During a Participant’s lifetime, options held by such Participant shall be exercisable only by that Participant.
10.02. Use of Funds
All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.
10.03. Adjustment Upon Changes in Capitalization
In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, merger, sale of assets or similar event, the Committee shall adjust equitably (a) the number and class of shares or other securities that are reserved for sale under the Plan, (b) the number and class of shares or other securities that are subject to outstanding options, and (c) the appropriate market value and other price determinations applicable to options. The Committee shall make all determinations under this Section 10.04, and all such determinations shall be conclusive and binding.
10.04. Amendment and Termination
The Board shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board shall not, without the approval of the stockholders of the Corporation (i) increase the maximum number of shares which may be issued under any Offering (except pursuant to Section 10.03); (ii) amend the requirements as to the class of employees eligible to purchase stock under the Plan or permit the members of the Committee to purchase stock under the Plan.
The termination date of the Plan shall be deemed to be a Purchase Date, and all options then outstanding under the Plan shall be exercised.
10.05. Effective Date
This amendment and restatement of the Plan shall be effective as of January 1, 2008.

10.06. No Employment Rights
The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company’s right to terminate, or otherwise modify, an employee’s employment at any time.
10.07. Effect of Plan
The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employee’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.
10.08. Governing Law
The law of the State of Illinois will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed on the 25th day of October 2007.

BAXTER INTERNATIONAL INC.
By:
Its:	Corporate Vice President of Human Resources

Amendment No. 1
to
Baxter International Inc.
Employee Stock Purchase Plan
For United States Employees
(As Amended and Restated Effective January 1, 2008)
     Effective as of January 1, 2010, Section 3.03 of the Baxter International Inc. Employee Stock Purchase Plan — For United States Employees (the “Plan”) is amended to read in its entirety as follows:
3.03. Restrictions on Participation
(a) Notwithstanding any provisions of the Plan to the contrary, no Eligible Employee shall be granted an option to participate in the Plan:
     (i) if, immediately after the grant, such employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee); or
     (ii) which permits the employee’s rights to purchase stock under all employee stock purchase plans of the Company to accrue at a rate that exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.
(b) The maximum number of shares of Stock that may be purchased by any Participant pursuant to any Offering beginning on or after January 1, 2010 shall not exceed $100,000 (or $75,000 for an Offering with an Offering Commencement Date of January 1) divided by the closing price of a share of Stock on the last day preceding the Offering Commencement Date on which the New York Stock Exchange is open for trading. This limit on the maximum number of shares that may be purchased pursuant to any Offering shall be in addition to any other limit contained in the Plan, including without limitation Section 3.03(a)(ii) above.